Execution Version

Exhibit 4.22
Dated 20 October 2015

SCORPIO TANKERS INC.
as Borrower

– and –

STI CARNABY SHIPPING COMPANY LIMITED
STI KINGSWAY SHIPPING COMPANY LIMITED
STI SAVILE ROW SHIPPING COMPANY LIMITED
STI SPIGA SHIPPING COMPANY LIMITED
as Guarantors

– and –

ABN AMRO BANK N.V.
as Agent and as Security Trustee

SECOND AMENDMENT AGREEMENT
relating to
a loan agreement dated 16 July 2015 for a term loan facility (with a revolving credit feature) of up to $142,200,000 to refinance existing indebtedness in relation to Hull Nos. S5402 ("STI SPIGA"), to provide finance in relation to Hull No. S3078 ("STI SAVILE ROW"), and to provide finance in relation to Hull Nos. S3094 (tbn "STI KINGSWAY") and S3079 (tbn "STI CARNABY") under construction by Sungdong Shipbuilding & Marine Engineering Co. Ltd as amended by a first amendment agreement dated 15 September 2015

Index

Clause
1	Definitions and Interpretation
2	Amendments to Loan Agreement
3	Fees and Expenses
4	Notices
5	Counterparts
6	Governing Law
7	Enforcement

Execution

Execution Pages

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THIS SECOND AMENDMENT AGREEMENT is made on 20 October 2015
PARTIES

(1)
SCORPIO TANKERS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands and whose principal office is at 9, Boulevard Charles III, Monaco, 98000 (the "Borrower");

(2)
STI CARNABY SHIPPING COMPANY LIMITED, STI KINGSWAY SHIPPING COMPANY LIMITED STI SAVILE ROW SHIPPING COMPANY LIMITED and STI SPIGA SHIPPING COMPANY LIMITED, each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (together, the "Guarantors");

(3)	ABN AMRO BANK N.V., as Agent on behalf of all the Lenders, as listed in Schedule 1 of the Loan Agreement and all the Swap Banks, as listed in Schedule 2 of the Loan Agreement;

(4)	ABN AMRO BANK N.V., as Agent; and

(5)	ABN AMRO BANK N.V., as Security Trustee.
BACKGROUND

(A)	By the Loan Agreement, the Lenders agreed to make available to the Borrower a term loan facility (with a revolving credit feature) of up to $142,200,000.

(B)	By the Guarantee, the Guarantors agreed to jointly and severally guarantee the Borrower’s obligations under the Loan Agreement.

(C)	By the Amendment Agreement, the Parties (excluding Helaba) agreed to make some minor amendments to the Loan Agreement relating to the prepositioning provisions.

(D)
In connection with the partial transfer of the Loan to Helaba in accordance with clause 26 (Transfers and changes in lending offices) of the Loan Agreement, the Parties have agreed to amend certain provisions of the Loan Agreement in accordance with clause 27.2 (Variations, waivers etc. requiring agreement of all Lenders) of the Loan Agreement.

(E)	This Agreement sets out the terms and conditions on which the Parties agree, with effect on and from the date of this Agreement, to certain amendments to the Loan Agreement.
OPERATIVE PROVISIONS

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DEFINITIONS AND INTERPRETATION
Definitions
In this Agreement:
"Amendment Agreement" means the first amendment agreement dated 15 September 2015 made between the Parties (excluding Helaba) amending the Loan Agreement and the other Finance Documents.
"Guarantee" means the guarantee dated 20 July 2015 and made between (i) the Guarantors and (ii) the Security Trustee relating to the Loan Agreement.

"Helaba" means Landesbank Hessen-Thüringen Girozentrale, a company incorporated in Germany acting through its office at Neue Mainzer Straße 52-58 in Frankfurt am Main, Germany.
"Loan Agreement" means the loan agreement dated 16 July 2015 and made between, amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Agent and (iv) the Security Trustee.
"Party" means a party to this Agreement.
Defined expressions
Defined expressions in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.
Application of construction and interpretation provisions of Loan Agreement
Clauses 1.2 (Construction of certain terms), 1.5 (General Interpretation) and 1.6 (Headings) of the Loan Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.
Designation as a Finance Document
The Borrower and the Agent designate this Agreement as a Finance Document.
Third party rights
Save for the Creditor Parties, unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.
AMENDMENTS TO LOAN AGREEMENT
Specific amendments to the Loan Agreement
With effect on and from the date of this Agreement, the Parties agree that the Loan Agreement shall be amended to include a new clause 1.7 (Restricted Lender) as follows:
"1.7     Restricted Lender

(a)	In relation to each Lender that notifies the Agent that it qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German

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Foreign Trade Act (AWV) (Außenwirtschaftsverordnung) or any other Lender which otherwise notifies the Agent that this Clause 1.7 should apply (each a "Restricted Lender"), Clauses 11.22 (Sanctions), 11.23 (Use of proceeds) and 14.10 (Compliance with laws etc.) (together, the "Sanctions Undertakings") shall only apply for the benefit of that Restricted Lender to the extent that the Sanctions Undertakings would not result in:

(i)	any violation of, conflict with or liability under EU Regulation (EC) 2271/96; or

(ii)	a violation or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) or any similar anti-boycott statute.

(b)
For the purposes of determining whether the consent or approval of a Restricted Lender has been obtained in connection with any amendment, waiver, determination or direction of or under the Finance Documents relating to any part of the Sanctions Undertakings:

(i)
in the case of any consent or approval of the Majority Lenders, the participation in the Loan or the Commitment of that Restricted Lender shall be excluded for the purpose of determining whether such consent or approval has been obtained; and

(ii)
in the case of any consent or approval of the Lenders, the "Lenders" shall be construed to mean all Lenders other than that Restricted Lender and any action taken by all Lenders (other than that Restricted Lender) in connection with such consent or approval shall be valid and binding on all the parties to this Agreement."

the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and
by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.
Amendments to Finance Documents
With effect on and from date of this Agreement, each of the Finance Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to have been, amended as follows:
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.
Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect as amended and supplemented by:
the amendments to the Finance Documents contained or referred to in Clause 2.1 and Clause 2.2; and

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such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.
FEES AND EXPENSES
Clauses 20.2 and 20.3 (Fees and Expenses) of the Loan Agreement, as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.
NOTICES
Clause 28 (Notices) of the Loan Agreement, and in the case of the address for notices to the Guarantors, clause 16.1 of the Guarantee, in each case as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.
COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
ENFORCEMENT
Clauses 30.2 to 30.6 (inclusive) (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, and in the case of the Guarantors, clauses 19.2 to 19.6 (inclusive) (Governing Law and Jurisdiction) of the Guarantee, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

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EXECUTION PAGES

THE BORROWER

SIGNED by	/s/ Brian M. Lee
Brian M. Lee
for and on behalf of
SCORPIO TANKERS INC.
in the presence of:
Vikram Hiranandani

THE GUARANTORS

SIGNED by	/s/ Brian M. Lee
Brian M. Lee
for and on behalf of
STI CARNABY SHIPPING COMPANY LIMITED
in the presence of:
Vikram Hiranandani

SIGNED by	/s/ Brian M. Lee
Brian M. Lee
for and on behalf of
STI KINGSWAY SHIPPING COMPANY LIMITED
in the presence of:
Vikram Hiranandani

SIGNED by	/s/ Brian M. Lee
Brian M. Lee
for and on behalf of
STI SAVILE ROW SHIPPING COMPANY LIMITED
in the presence of:
Vikram Hiranandani

SIGNED by	/s/ Brian M. Lee
Brian M. Lee
for and on behalf of
STI SPIGA SHIPPING COMPANY LIMITED
in the presence of:
Vikram Hiranandani

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THE AGENT
(ON BEHALF OF THE LENDERS)

SIGNED by	/s/ Tim Hunter-Jones
Name: Tim Hunter-Jones
for and on behalf of	Title: Attorney-in-Fact
ABN AMRO BANK N.V.
in the presence of:	/s/ Edward Moore
Name: Edward Moore
Title: Trainee Solicitor
London EC2A 2HB

THE SECURITY TRUSTEE

SIGNED by	/s/ Tim Hunter-Jones
Name: Tim Hunter-Jones
for and on behalf of	Title: Attorney-in-Fact
ABN AMRO BANK N.V.
in the presence of:	/s/ Edward Moore
Name: Edward Moore
Title: Trainee Solicitor
London EC2A 2HB
THE AGENT

SIGNED by	/s/ Tim Hunter-Jones
Name: Tim Hunter-Jones
for and on behalf of	Title: Attorney-in-Fact
ABN AMRO BANK N.V.
in the presence of:	/s/ Edward Moore
Name: Edward Moore
Title: Trainee Solicitor
London EC2A 2HB

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